EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports results

for FIRST Quarter 2019

GREENWOOD VILLAGE, COLO. (May 1, 2019) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended March 31, 2019.

Key Highlights:

•	First quarter 2019 financial results:
•	Total revenues were $244.8 million and total non-GAAP adjusted revenues were $227.7 million.
•	GAAP operating income was $32.1 million, or 13.1% of total revenues, and non-GAAP operating income was $41.3 million, or 18.1% of non-GAAP adjusted revenues.
•	GAAP earnings per diluted share (EPS) was $0.59 and non-GAAP EPS was $0.82.
•	Cash flows from operations were $12.8 million.
•	CSG declared its quarterly cash dividend of $0.2225 per share of common stock, or a total of approximately $7 million, to shareholders.

“We continue to execute well against our strategy which has driven growth rates above the industry average and a more diversified revenue mix,” said Bret Griess, president and chief executive officer for CSG.  “We continue to take a holistic approach to creating long-term sustainable value by balancing our investments in our customers and solutions with our return of capital to our shareholders.  This quarter reflects a healthy balance of both.”

CSG Systems International, Inc.

May 1, 2019

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2019	2018	Changed
GAAP Results:
Revenues	$244,793	$201,704	21%
Operating Income	32,093	25,767	25%
Operating Margin Percentage	13.1%	12.8%	—
EPS	$0.59	$0.42	40%
Non-GAAP Results:
Adjusted Revenues	$227,661	$201,704	13%
Operating Income	41,313	35,299	17%
Adjusted Operating Margin Percentage	18.1%	17.5%	—
EPS	$0.82	$0.69	19%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

GAAP Results: Total revenues for the first quarter of 2019 were $244.8 million, a 21% increase when compared to revenues of $201.7 million for the first quarter of 2018, and 1% decrease when compared to $247.3 million for the fourth quarter of 2018.  The year-over-year increase in revenues can be primarily attributed to the acquisitions of Forte on October 1, 2018 and Business Ink on February 28, 2018, while the sequential quarterly decrease in revenues is mainly due to the higher level of software and services revenues CSG typically experiences in the fourth quarter.

GAAP operating income for the first quarter of 2019 was $32.1 million, or 13.1% of total revenues, compared to $25.8 million, or 12.8% of total revenues, for the first quarter of 2018, and $29.4 million, or 11.9% of total revenues, for the fourth quarter of 2018.

GAAP EPS for the first quarter of 2019 was $0.59, as compared to $0.42 for the first quarter of 2018, and $0.64 for the fourth quarter of 2018.  The year-over-year increase in GAAP EPS is reflective of the higher operating income for the quarter, while the sequential quarterly decrease in GAAP EPS is mainly attributed to a higher effective income tax rate for the first quarter of 2019.

Non-GAAP Results:  Non-GAAP adjusted revenues for the first quarter of 2019 were $227.7 million, a 13% increase when compared to $201.7 million for the first quarter of 2018, and a 2% decrease when compared to $231.7 million for the fourth quarter of 2018.

CSG Systems International, Inc.

May 1, 2019

Non-GAAP operating income for the first quarter of 2019 was $41.3 million, or 18.1% of total non-GAAP adjusted revenues, compared to $35.3 million, or 17.5% of total non-GAAP adjusted revenues for the first quarter of 2018, and $41.4 million, or 17.9% of total non-GAAP adjusted revenues for the fourth quarter of 2018.

Non-GAAP EPS for the first quarter of 2019 was $0.82, compared to $0.69 for the first quarter of 2018, and $0.95 for the fourth quarter of 2018.

These fluctuations in non-GAAP adjusted revenues and non-GAAP EPS between periods are primarily due to the factors discussed above.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of March 31, 2019 were $141.9 million compared to $162.9 million as of December 31, 2018. CSG had net cash flows from operations for the first quarters of 2019 and 2018 of $12.8 million and $29.9 million, respectively, and had non-GAAP free cash flow of $4.5 million and $17.6 million, respectively.  Cash flows from operating activities for the first quarter of 2019 were negatively impacted by the timing around a certain recurring client payment at quarter-end which was subsequently collected.

Summary of 2019 Financial Guidance

CSG is updating its financial guidance for the full year 2019 as follows:

	As of May 1, 2019	Previous
GAAP Measures:
Revenues	No change	$965 - $995 million
Operating Margin Percentage	11.9% - 12.2%	11.7%
EPS	$2.16 - $2.33	$2.17 - $2.27
Cash Flows from Operating Activities	$125 - $150 million	$125 - $145 million
Non-GAAP Measures:
Adjusted Revenues	No change	$903 - $920 million
Adjusted Operating Margin Percentage	17.0% - 17.5%	17.0%
EPS	$3.15 - $3.31	$3.15 - $3.27

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 1, 2019 at 5:00 p.m. EDT, to discuss CSG’s first quarter results for 2019.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, dial 1-800-458-4121 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

CSG Systems International, Inc.

May 1, 2019

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

CSG is a provider of software and services that help companies around the world monetize and digitally enable the customer experience.  For more than 35 years, CSG has simplified the complexity of business, providing revenue management and digital monetization, payments, and customer engagement solutions to help our customers tackle any business challenge and thrive in an ever-changing marketplace.

Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually.  CSG is the trusted partner driving digital innovation for hundreds of leading global brands, including Arrow Electronics, AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, iflix, MTN, and Telstra.

To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software solution sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

May 1, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$123,572	$139,277
Short-term investments	18,333	23,603
Total cash, cash equivalents and short-term investments	141,905	162,880
Settlement assets	87,853	124,627
Trade accounts receivable:
Billed, net of allowance of $2,897 and $3,115	244,936	235,827
Unbilled	40,432	37,227
Income taxes receivable	3,161	6,720
Other current assets	32,441	32,286
Total current assets	550,728	599,567
Non-current assets:
Property and equipment, net of depreciation of $98,122 and $93,278	85,895	81,813
Operating lease right-of-use assets	78,263	-
Software, net of amortization of $122,549 and $119,381	35,274	36,400
Goodwill	258,512	255,816
Acquired client contracts, net of amortization of $86,434 and $82,692	62,914	65,456
Client contract costs, net of amortization of $49,100 and $43,051	37,420	37,289
Deferred income taxes	10,821	11,087
Other assets	27,220	26,934
Total non-current assets	596,319	514,795
Total assets	$1,147,047	$1,114,362
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,500
Operating lease liabilities	18,737	-
Client deposits	34,501	36,889
Trade accounts payable	40,792	45,386
Accrued employee compensation	51,474	61,107
Settlement liabilities	86,471	123,613
Deferred revenue	47,212	40,236
Income taxes payable	625	218
Other current liabilities	32,168	35,442
Total current liabilities	319,480	350,391
Non-current liabilities:
Long-term debt, net of unamortized discounts of $13,444 and $14,549	351,556	352,326
Operating lease liabilities	66,842	-
Deferred revenue	16,928	17,527
Income taxes payable	2,638	2,284
Deferred income taxes	8,798	8,205
Other non-current liabilities	13,295	22,605
Total non-current liabilities	460,057	402,947
Total liabilities	779,537	753,338
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,280 and 33,158 shares outstanding	697	693
Common stock warrants; 439 warrants vested; 1,425 issued	9,082	9,082
Additional paid-in capital	441,484	441,417
Treasury stock, at cost; 35,028 and 34,779 shares	(851,650)	(842,360)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	20	2
Cumulative foreign currency translation adjustments	(39,090)	(42,937)
Accumulated earnings	806,967	795,127
Total stockholders' equity	367,510	361,024
Total liabilities and stockholders' equity	$1,147,047	$1,114,362

CSG Systems International, Inc.

May 1, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
Revenues	$244,793	$201,704

Cost of revenues (exclusive of depreciation, shown separately below)	128,963	101,096
Other operating expenses:
Research and development	32,591	29,379
Selling, general and administrative	45,918	40,648
Depreciation	5,113	3,914
Restructuring and reorganization charges	115	900
Total operating expenses	212,700	175,937
Operating income	32,093	25,767
Other income (expense):
Interest expense	(4,560)	(4,266)
Amortization of original issue discount	(690)	(652)
Interest and investment income, net	519	811
Loss on extinguishment of debt	-	(810)
Other, net	(1,511)	(646)
Total other	(6,242)	(5,563)
Income before income taxes	25,851	20,204
Income tax provision	(6,600)	(6,190)
Net income	$19,251	$14,014

Weighted-average shares outstanding:
Basic	32,128	32,528
Diluted	32,438	33,102

Earnings per common share:
Basic	$0.60	$0.43
Diluted	0.59	0.42

CSG Systems International, Inc.

May 1, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$19,251	$14,014
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	5,113	3,914
Amortization	11,949	9,946
Amortization of original issue discount	690	652
Asset impairment	69	339
Gain on short-term investments and other	(157)	(17)
Loss on extinguishment of debt	-	810
Deferred income taxes	1,395	4,017
Stock-based compensation	3,693	4,572
Subtotal	42,003	38,247
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(12,018)	25,459
Other current and non-current assets and liabilities	(1,575)	(4,629)
Income taxes payable/receivable	3,886	1,035
Trade accounts payable and accrued liabilities	(25,594)	(26,926)
Deferred revenue	6,124	(3,331)
Net cash provided by operating activities	12,826	29,855

Cash flows from investing activities:
Purchases of software, property and equipment	(8,286)	(12,235)
Purchases of short-term investments	(14,168)	(15,070)
Proceeds from sale/maturity of short-term investments	19,619	79,508
Acquisition of and investments in business, net of cash acquired	(4,000)	(68,636)
Net cash used in investing activities	(6,835)	(16,433)

Cash flows from financing activities:
Proceeds from issuance of common stock	512	484
Payment of cash dividends	(7,641)	(7,437)
Repurchase of common stock	(13,568)	(11,920)
Proceeds from long-term debt	-	150,000
Payments on long-term debt	(1,875)	(120,000)
Payments of deferred financing costs	-	(1,442)
Net cash provided by (used in) financing activities	(22,572)	9,685
Effect of exchange rate fluctuations on cash	876	2,153

Net increase (decrease) in cash and cash equivalents	(15,705)	25,260

Cash and cash equivalents, beginning of period	139,277	122,243
Cash and cash equivalents, end of period	$123,572	$147,503

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$6,507	$5,844
Income taxes	1,374	1,162

CSG Systems International, Inc.

May 1, 2019

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Americas	86%	85%	84%
Europe, Middle East and Africa	10%	10%	10%
Asia Pacific	4%	5%	6%
Total revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Comcast	22%	22%	28%
Charter	19%	18%	21%

Components of Revenues

	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2019	2018
Cloud and related solutions	$219,590	$177,516
Software and services	13,028	11,959
Maintenance	12,175	12,229
Total revenues	$244,793	$201,704

CSG Systems International, Inc.

May 1, 2019

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenues, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 1, 2019

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by Forte, a CSG company acquired in October 2018.  Because Forte controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenues provides management and investors an additional means to use to compare CSG’s current revenues with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not

CSG Systems International, Inc.

May 1, 2019

directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses  in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.

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May 1, 2019

CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenues:

The reconciliations of GAAP revenues to non-GAAP adjusted revenues for the indicated periods are as follows (in thousands):

	Quarter Ended
	March 31,
	2019	2018
GAAP revenues	$244,793	$201,704
Less: Transaction fees	(17,132)	-
Non-GAAP adjusted revenues (1)	$227,661	$201,704
(1)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees.  Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by Forte, a CSG company acquired in October 2018.  Because Forte controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended
	March 31, 2019
	2019	2018
GAAP operating income	$32,093	$25,767
Restructuring and reorganization charges (2)	115	900
Acquisition-related expenses:
Amortization of acquired intangible assets	3,181	1,707
Earn-out compensation	1,260	-
Transaction-related costs	-	2,355
Stock-based compensation (2)	4,664	4,570
Non-GAAP operating income	$41,313	$35,299

Non-GAAP adjusted revenues	$227,661	$201,704
Non-GAAP adjusted operating margin percentage	18.1%	17.5%
(2)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

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May 1, 2019

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2019		March 31, 2018
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$19,251	$0.59	$14,014	$0.42
GAAP income tax provision (3)	6,600		6,190
GAAP income before income taxes	25,851		20,204
Restructuring and reorganization charges (2)	115		900
Acquisition-related expenses:
Amortization of acquired intangible assets	3,181		1,707
Earn-out compensation	1,260		-
Transaction-related costs	-		2,355
Stock-based compensation (2)	4,664		4,570
Loss on extinguishment of debt	-		810
Amortization of OID	690		652
Non-GAAP income before income taxes	35,761		31,198
Non-GAAP income tax provision (3)	(9,298)		(8,423)
Non-GAAP net income	$26,463	$0.82	$22,775	$0.69
(3)

For the quarters ended March 31, 2019 and 2018 the GAAP effective income tax rates were approximately 26% and 31%, respectively, and the non-GAAP effective income tax rates were approximately 26% and 27%, respectively.

(4)	The outstanding diluted shares for the quarters ended March 31, 2019 and 2018, were 32.4 million and 33.1 million, respectively.

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May 1, 2019

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2019	2018
GAAP net income	$19,251	$14,014
GAAP income tax provision	6,600	6,190
Interest expense (5)	4,560	4,266
Amortization of OID	690	652
Loss on extinguishment of debt	-	810
Interest and investment income and other, net	992	(165)
GAAP operating income	32,093	25,767
Restructuring and reorganization charges (2)	115	900
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,181	1,707
Earn-out compensation	1,260	-
Transaction-related costs	-	2,355
Stock-based compensation (2)	4,664	4,570
Amortization of other intangible assets (6)	2,374	2,258
Amortization of client contract costs (6)	5,979	5,478
Depreciation	5,113	3,914
Non-GAAP adjusted EBITDA	$54,779	$46,949
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	24%	23%
(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended
	March 31,
	2019	2018
Amortization of acquired intangible assets	$3,181	$1,707
Amortization of other intangible assets	2,374	2,258
Amortization of client contract costs	5,979	5,478
Amortization of deferred financing costs	415	503
Total amortization	$11,949	$9,946

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2019	2018
Cash flows from operating activities	$12,826	$29,855
Purchases of property and equipment	(8,286)	(12,235)
Non-GAAP free cash flow	$4,540	$17,620

CSG Systems International, Inc.

May 1, 2019

Non-GAAP Financial Measures – 2019 Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2019 full year financial guidance, is as follows:

	2019 Guidance Range
	Low Range	High Range
GAAP revenues	$965,000	$995,000
Less: Transaction fees	(62,000)	(75,000)
Non-GAAP adjusted revenues	$903,000	$920,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2019 full year financial guidance, is as follows (in thousands, except percentages):

	2019 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$114,400	$121,800
Restructuring and reorganization charges	600	600
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600	12,600
Earn-out compensation	5,100	5,100
Stock-based compensation	20,800	20,800
Non-GAAP operating income	$153,500	$160,900

Operating Margin Percentage
GAAP revenues	$965,000	$995,000
GAAP operating margin percentage	11.9%	12.2%

Non-GAAP adjusted revenues	$903,000	$920,000
Non-GAAP adjusted operating margin percentage	17.0%	17.5%

CSG Systems International, Inc.

May 1, 2019

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2019 full year financial guidance is as follows (in thousands, except per share amounts):

	2019 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$69,700	$2.16	$75,100	$2.33
GAAP income tax provision (7)	24,400		26,400
GAAP income before income taxes	94,100		101,500
Restructuring and reorganization charges	600		600
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600		12,600
Earn-out compensation	5,100		5,100
Stock-based compensation	20,800		20,800
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	136,000		143,400
Non-GAAP income tax provision (7)	(34,700)		(36,800)
Non-GAAP net income	$101,300	$3.15	$106,600	$3.31

(7)	For 2019, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 26%.
(8)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2019 full year financial guidance (in thousands, except percentages):

	2019 Guidance Range
	Low Range	High Range
GAAP net income	$69,700	$75,100
GAAP income tax provision	24,400	26,400
Interest expense	18,500	18,500
Amortization of OID	2,800	2,800
Interest and investment income and other, net	(1,000)	(1,000)
GAAP operating income	114,400	121,800
Restructuring and reorganization charges	600	600
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600	12,600
Earn-out compensation	5,100	5,100
Stock-based compensation	20,800	20,800
Amortization of other intangible assets	8,900	8,900
Amortization of client contract costs	18,500	18,500
Depreciation	24,600	24,600
Non-GAAP adjusted EBITDA	$205,500	$212,900
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	23%	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2019 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$125,000	$150,000
Purchases of property and equipment	(30,000)	(40,000)
Non-GAAP free cash flow	$95,000	$110,000